UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2020

CPI CARD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37584 (Commission File Number)	26-0344657 (I.R.S. Employer Identification No.)

CPI Card Group Inc. 10026 West San Juan Way, Suite 200 Littleton, CO (Address of principal executive offices)	80127 (Zip Code)

(720) 681-6304

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PMTS	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On September 15, 2020, the Board of Directors (the “Board”) of CPI Card Group Inc. (the “Company”) voted to appoint Jorg Schneewind to the Board to fill the vacancy on the Board that resulted from a director retirement earlier in 2020. In addition, the Board appointed Mr. Schneewind to the Nominating and Corporate Governance Committee of the Board, also effective September 15, 2020.

There is no arrangement or understanding between Mr. Schneewind and any other persons pursuant to which Mr. Schneewind was selected as a director. There are no transactions involving Mr. Schneewind requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Schneewind’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors, as discussed in the Company’s Proxy Statement dated April 13, 2020, prorated for the time he serves during 2020.

Item 7.01    Regulation FD Disclosure.

On September 15, 2020, the Company issued a press release announcing Mr. Schneewind’s appointment to the Board. A copy of this press release is furnished as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit
99.1	Press Release dated September 15, 2020 regarding the appointment of Mr. Schneewind.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CARD GROUP INC.

Dated: September 16, 2020	By:	/s/ Sarah J. Kilgore
	Name:	Sarah J. Kilgore
	Title:	Chief Legal and Compliance Officer

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